                                   EXHIBIT 20



                               FERRO CORPORATION




                          Consolidated Balance Sheets
                        As of June 30, 1994 (Unaudited)


                       Consolidated Statements of Income
                           For the Three Months Ended
                           June 30, 1994 (Unaudited)


                     Consolidated Statements of Cash Flows
                           For the Three Months Ended
                           June 30, 1994 (Unaudited)

Consolidated Statements of Income
Ferro Corporation and Subsidiaries

                                                          Three Months Ended                   Six Months Ended
                                                                June 30                             June 30
                                                      (Unaudited)     (Unaudited)        (Unaudited)      (Unaudited)
(Dollars in Thousands)                                   1994             1993               1994             1993
- - ----------------------------------------------------------------------------------------------------------------------
Segment Sales
    Coatings, Colors, and Ceramics                    $ 177,539         $ 161,532          $ 343,340       $ 304,775
    Plastics                                             66,787            63,631            132,470         127,866
    Chemicals                                            55,899            54,554            107,739         104,112
                                                      ---------         ---------          ---------       ---------
Total Net Sales                                       $ 300,225         $ 279,717          $ 583,549       $ 536,753

Cost of Sales                                           224,030           206,158            436,412         394,472
Selling, Administrative and
  General Expenses                                       53,157            47,264            103,661          92,348
Restructuring Cost                                            -             3,000                  -           3,000
                                                      ---------         ---------          ---------       ---------
    Operating Income                                     23,038            23,295             43,476          46,933
Interest Expense                                          2,986             2,442              5,853           4,745
Net Foreign Currency (Gain) Loss                            391              (884)               735          (1,606)

Other (Income) Expense - Net                                272              (350)              (721)            173
                                                      ---------         ---------          ---------       ---------
Income Before Taxes and Cumulative
  Effect of Change in Accounting
  Principles                                             19,389            22,087             37,609          43,621
Taxes on Income                                           7,423             8,490             14,319          16,902
                                                      ---------         ---------          ---------       ---------
Income Before Cumulative Effect of
  Change in Accounting Principles                        11,966            13,597             23,290          26,719
Cumulative Effect of Changes in
  Accounting Principles for:
    Postretirement Benefits, Net of Tax                       -                 0                  -         (23,603)

    Income Tax                                                -                 0                  -           3,053
                                                      ---------         ---------          ---------       ---------
Net Income                                            $  11,966         $  13,597          $  23,290       $   6,169

Dividend on Preferred Stock, Net of Tax                     894               877              1,780           1,753
                                                      ---------         ---------          ---------       ---------

Net Income Available to Common
  Shareholders                                        $  11,072         $  12,720          $  21,510       $   4,416

Per Common Share Data:
Before Cumulative Effect of Accounting
  Changes
    Primary Earnings                                   $   0.38          $   0.43           $   0.73        $   0.85
    Fully Diluted Earnings                             $   0.36          $   0.41           $   0.70        $   0.80
After Cumulative Effect of Accounting
  Changes
    Primary Earnings                                   $   0.38          $   0.43           $   0.73        $   0.15
    Fully Diluted Earnings                             $   0.36          $   0.41           $   0.70        $   0.15

Average Shares Outstanding                           28,969,544        29,457,322         29,290,182      29,435,792
                                                     ==========        ==========         ==========      ==========

Consolidated Balance Sheet
Ferro Corporation and Subsidiaries
June 30, 1994 and December 31, 1993


                                                                             (Dollars in Thousands)
                                                                            (Unaudited)       (Audited)
ASSETS                                                                           1994           1993
- - ------                                                                        ---------      ----------
Current Assets:
   Cash                                                                         $  18,321        $  25,116
   Marketable Securities                                                           20,620           38,335
   Net Receivables                                                                219,261          175,826
   Inventories                                                                    135,046          128,736
   Other Current Assets                                                            36,384           43,240
                                                                                ---------        ---------

     Total Current Assets                                                       $ 429,632        $ 411,253

Investments in Affiliated Companies                                                 8,110           10,096
Unamortized Excess of Cost Over Net Assets Acquired                                52,268           53,988
Other Assets                                                                       34,901           34,736
Net Plant & Equipment                                                             276,646          257,821
                                                                                ---------        ---------
                                                                                $ 801,557        $ 767,894
                                                                                =========        =========


LIABILITIES
- - -----------

Current Liabilities:
   Notes and Loans Payable                                                      $  19,994        $  19,301
   Accounts Payable, Trade                                                        118,046           97,247
   Income Taxes                                                                     9,104            5,957
   Accrued Payrolls                                                                18,084           15,917
   Accrued Expenses and Other Current Liabilities                                  61,153           60,536
                                                                                ---------        ---------

     Total Current Liabilities                                                  $ 226,381        $ 198,958

Long-Term Debt                                                                     79,380           79,349
ESOP Loan Guarantee                                                                40,607           44,076
Deferred Income Taxes                                                              14,920           14,884
Postretirement Liabilities                                                         41,192           40,096
Other Liabilities                                                                  34,130           31,734
Shareholders' Equity                                                              364,947          358,797
                                                                                ---------        ---------
                                                                                $ 801,557        $ 767,894
                                                                                =========        =========



Consolidated Statements of Cash Flows
Ferro Corporation and Subsidiaries

                                                                  Three Months Ended                 Six Months Ended
                                                                       June 30                            June 30
                                                            (Unaudited)       (Unaudited)      (Unaudited)      (Unaudited)
(Dollars in Thousands)                                         1994              1993             1994             1993
- - -----------------------------------------------------------------------------------------------------------------------------
Net Cash Provided from Operating Activities                  $16,373           $14,663          $35,155          $29,366

Cash Flow from Investing Activities:
   Investment in Marketable Securities                        22,139            41,131           17,715           10,397
   Capital Expenditures for Plant and Equipment              (17,564)           (8,969)         (28,763)         (18,589)
   Acquisition of Companies, Net of Cash Acquired             (8,796)          (64,430)          (8,796)         (68,676)
   Proceeds From Divestitures                                      0               225            3,156              721
   Other Investing Activities                                  1,832            (1,688)           2,305              703
                                                             -------           -------          -------          -------
Net Cash Used for Investing Activities                        (2,389)          (33,731)         (14,383)         (75,444)

Cash Flow from Financing Activities:
   Net Borrowings Under Short-Term Lines                       3,249            (3,634)             693           (1,739)
   Purchase of Treasury Stock                                (19,975)             (529)         (20,237)            (800)
   Proceeds from Long-Term Debt                                    0            25,557                0           25,690
   Cash Dividends Paid                                        (5,028)           (4,626)         (10,130)          (9,285)
   Other Financing Activities                                    (57)              467            1,184            1,092
                                                             -------           -------          -------          -------
Net Cash (Used for) Provided by Financing
   Activities                                                (21,811)           17,235          (28,490)          14,958
Effect of Exchange Rate Changes on Cash                          770              (873)             923             (938)
                                                             -------          --------          -------          -------
Increase (Decrease) in Cash and Cash Equivalents              (7,057)           (2,706)          (6,795)         (32,058)
Cash and Cash Equivalents at Beginning of Period              25,378            31,460           25,116           60,812
                                                             -------           -------          -------          -------
Cash and Cash Equivalents at End of Period                   $18,321           $28,754          $18,321          $28,754
                                                             =======           =======          =======          =======


Cash Paid During the Period:
   Interest                                                  $ 4,986           $ 4,296          $ 5,702          $ 5,127
   Income Taxes                                              $ 7,756           $14,212          $11,132          $17,687